UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 16, 2011

(Date of earliest event reported)

ZENTRIC, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

Unit C2, 802 Southdown Road,

Mississauga, Ontario, Canada, L5J 2Y4

(Address of Principal Executive Offices)

(416) 245-8000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

A. Closing of  Ontex Agreement.

On July 16, 2011, Zentric, Inc. (“Company”) completed its Share Exchange Agreement with Ontex Holdings Limited, a Hong Kong company (“Ontex”), pursuant to which the Company agreed to issue to Ontex 10,000,000 shares of preferred stock with the following rights, privileges and preferences:

(i) twenty (20) votes per share, voting as a class with common stock, on all matters presented to the shareholders for a vote, and

(ii) at the sole election of the holder, each share is convertible to one (1) share of common stock, at any time after issue without any additional consideration.

In exchange, Ontex will issue to the Company 2,000,000 shares of Alpha Lujo, Inc. held by Ontex. Alpha Lujo, Inc.’s common stock is publicly traded on the OTC-BB (ALEV-OB).

The original closing date for the transaction was June 30, 2011, however, the parties agreed to extend the closing of the transaction to July 20, 2011. Both companies have authorized the issuance of the respective shares of capital stock to be received by the other party and expect to issue necessary stock certificates in the next 7 to 10 days.

The Company previously disclosed its transaction with Ontex on a Form 8-K filed on June 7, 2011, amended on June 9, 2011.

B. Closing on of the Alpha Lujo Agreement.

On July 16, 2011,  the Company also completed the Share Exchange Agreement with Alpha Lujo, Inc. (“Alpha Lujo”), pursuant to which  the Company agreed to issue to Alpha Lujo 6,666,667 shares of its common stock in exchange for 800,000 shares of common stock of Alpha Lujo.

The original closing date for the transaction was June 30, 2011, however, the parties agreed to extend the closing of the transaction to July 20, 2011. Both companies have authorized the issuance of the respective shares of capital stock to be received by the other party and expect to issue necessary stock certificates in the next 7 to 10 days.

The Company previously disclosed its transaction with Alpha Lujo on a Form 8-K filed on June 7, 2011, amended on June 9, 2011.

Item 5.01 Changes in Control of Registrant.

The following table lists, as of the date of this report and gives effect to the above described transactions, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Other than as stated herein, we do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is c/o Zentric, Inc., Unit C2, 802 Southdown Road, Mississauga, Ontario, L5J Canada.

	Number and			Percent of
	Title of Shares	Percent of	Percent of	Total
Name and Address of	Beneficially	Common	Preferred	Voting
Beneficial Owner	Owned	Shares (1)	Shares(2)	Power(3)
Officers and Directors
Jeff Mak Chairman and Chief Financial Officer	23,500,000 Common	34.7%	-0-	8.7%
William Tien(4) President and Director	6,666,667 Common	9.9%	-0-	2.5%
All officers and directors as a group (2 persons)	30,166,667 Common	44.6%	-0-	11.3%

5% or greater shareholders
Alpha Lujo, Inc.(5)	6,666,667 Common	9.9	-0-	2.5%
Ontex Holding Limited(6)	10,000,000 Preferred	-0-%	100%	74.7%

1. The percentages are based on 67,639,886 shares of our common stock issued and outstanding.

2. The percentages are based on 10,000,000 shares of our preferred issued and outstanding. Each share of preferred stock is convertible into one share of common stock (subject to customary adjustments for stock splits, combinations, or equity dividends on common stock) but have 20 votes per share. Holders of preferred stock vote with the holders of common stock on all matters based on the super voting right of 20 for 1.

3. Total Voting Power  represents total voting rights with respect to all shares of our common stock common stock and preferred stock as a single class.

4. Mr. Tien, the President and director of the Company, is the Chairman and President of Alpha Lujo, Inc. As a result, he is deemed the beneficial owner of the shares held by Alpha Lujo, Inc.

5. The address for this person is 346 Kings Way, South Melbourne, Victoria 3205, Australia. Mr. Tien, the President and director of the Company, is the Chairman and President of this person.

6. The address for this person is Flat B-4/F, 6-8 Tsing Fung Street, North Point, Hong Kong. Mr. Gilbert Chan is the sole owner and managing director of this person.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2011, Mr. William Tien was appointed to our Board of Directors and as the President of the Company. Coincident with those acts, Mr. Mak resigned as the Company’s President but remained with the Company in all other capacities and Mr. Domenic Macchione resigned as a director of the Company.

Mr. Tien (age 50) is an entrepreneur and business consultant serving in officer capacities for various private and public (Australian) entities. Since August 2004, he has been a director of C8R Asia Limited, a Hong Kong based investment firm, which specializing in advising new technology driven businesses on formation, business structures, and business operations.  Mr. Tien is the Chairman, President and Principal Financial Officer of Alpha Lujo, Inc., a reporting company under the federal securities laws (OTCBB:ALEV). Mr Tien alos is the Chief Financial Officer of Alveron Energy Corp., a  reporting company under the federal securities laws (OTCBB:AECP)

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), including, without limitation, the Company’s ability to increase prices and revenue and continue to obtain contract renewals and extensions.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zentric, Inc.

By:	/s/ Jeff Mak
Name: Jeff Mak
Title: Chief Financial Officer
Date: July 22, 2011